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                                                        Exhibit (10)LL.(ii)

                          [UNITED JERSEY BANKS LOGO]

                     Amendment to 1987 Stock Option Plan


                                April 25, 1989

        Article V of the United Jersey Banks 1987 Stock Option Plan is hereby amended, effective as of the effective date of the Plan, to read in full as follows:

               V.  LIMITATION ON EXERCISE OF INCENTIVE OPTIONS

               Except as otherwise provided under the Code, to the extent that the aggregate fair market value of stock with respect to which Incentive Options are exercisable for the first time by an employee during any calendar year (under all stock options plans of the Company and any parent corporation or subsidiary corporation of the Company) exceeds $100,000, such options shall be treated as Non-Qualified Options. For purposes of this limitation, (i) the fair market value of stock is determined as of the time the Option is granted, (ii) the limitation will be applied by taking into account Options in the order in which they were granted, and (iii) Incentive Options granted before 1987 shall not be taken into account.